Exhibit 99.1

Endeavor Releases Second Quarter 2022 Results

Beverly Hills, CA (August 11, 2022) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended June 30, 2022.

Highlights

•	$1.313 billion in Q2 2022 revenue

•

Continued strength across the portfolio – Owned Sports Properties, Representation, Events, Experiences & Rights – led to increased Adjusted EBITDA guidance for full year 2022 (new range between $1.130 to $1.170 billion, or a midpoint of $1.150 billion, up $25 million from the midpoint of prior guidance range)

•

Continued emphasis on managing debt portfolio and achieving long-term leverage target, including intent to repay $250 million of debt by the end of Q3 2022, supported by enhanced cash position from recent $400 million reduction in OpenBet purchase price, as well as expected proceeds from the recently announced sale of Diamond Baseball Holdings

Q2 2022 Consolidated Financial Results

•	Revenue: $1.313 billion

•	Net income: $42.2 million

•	Adjusted EBITDA: $306.4 million

“We benefited from strong growth globally across our segments in the second quarter,” said Ariel Emanuel, CEO, Endeavor. “While we recognize there are broader macroeconomic forces at play, given the quarter’s performance and our line of sight through the end of the year, we’ve once again raised our Adjusted EBITDA guidance. We remain focused on our long-term strategy – leveraging the diversity and scale of our businesses to drive maximum value for our shareholders, our clients and our owned IP.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $331.9 million for the quarter, up $73.1 million, or 28% compared to the second quarter of 2021. Growth was primarily driven by an increase in media rights fees and live event, partnership, consumer product and licensing revenues at UFC, as well as higher revenues at PBR, and the inclusion of Diamond Baseball Holdings. The segment’s Adjusted EBITDA was $161.3 million for the quarter, up $29.0 million, or 22%, year-over-year.

•

Events, Experiences & Rights segment revenue was $627.9 million for the quarter, up $99.2 million, or 19% compared to the second quarter of 2021. Increases were primarily driven by the return of full-capacity live events including music festivals, the Masters, and the NCAA Final Four, as well as the inclusion of the Madrid Open and NCSA acquisitions. The segment’s Adjusted EBITDA was $108.1 million for the quarter, up $71.3 million, or 194%, year-over-year.

•

Representation segment revenue was $358.0 million for the quarter, up $29.7 million, or 9% compared to the second quarter of 2021. Growth was primarily driven by the continued strong demand for talent including the recovery of music and comedy touring, as well as increased corporate client spending, partially offset by the sale of the restricted portion of Endeavor Content. The segment’s Adjusted EBITDA was $111.2 million for the quarter, up $49.5 million, or 80%, year-over-year.

2022 Annual Guidance

•	Revenue is expected to be between $5.235 billion and $5.475 billion

•	Adjusted EBITDA is expected to be between $1.130 billion and $1.170 billion

Balance Sheet and Liquidity

At June 30, 2022, cash and cash equivalents totaled $1.824 billion, compared to $2.030 billion at March 31, 2022. Total debt was $5.684 billion at June 30, 2022, compared to $5.704 billion at March 31, 2022.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 2 p.m. PT / 5 p.m. ET today. The event can be accessed at: https://events.q4inc.com/attendee/704814549

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate to matters of historical fact should be considered forward- looking statements, including the Company’s guidance for full year 2022 and its deleveraging efforts and debt repayment, and timing thereof. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the impact of COVID-19 on Endeavor’s business, financial condition, liquidity and results of operations; changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s organization and structure; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by Part II, Item 1A “Risk Factors” in Endeavor’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as any such factors may be updated from time to time in its other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$1,312,515	$1,111,272	$2,786,278	$2,180,854
Operating expenses:
Direct operating costs	508,385	570,955	1,203,026	1,117,347
Selling, general and administrative expenses	587,499	785,101	1,127,705	1,166,214
Insurance recoveries	—	(10,210)	(993)	(29,867)
Depreciation and amortization	65,612	69,161	131,606	136,397
Impairment charges	—	3,770	—	3,770

Total operating expenses	1,161,496	1,418,777	2,461,344	2,393,861

Operating income (loss)	151,019	(307,505)	324,934	(213,007)
Other (expense) income:
Interest expense, net	(62,505)	(83,836)	(121,777)	(152,187)
Loss on extinguishment of debt	—	(28,628)	—	(28,628)
Tax receivable agreements liability adjustment	2,405	—	(51,092)	—
Other (expense) income, net	(6,133)	7,933	453,808	4,718

Income (loss) before income taxes and equity losses of affiliates	84,786	(412,036)	605,873	(389,104)
Provision for (benefit from) income taxes	2,699	60,918	(14,535)	66,003

Income (loss) before equity losses of affiliates	82,087	(472,954)	620,408	(455,107)
Equity losses of affiliates, net of tax	(39,867)	(43,813)	(60,522)	(59,284)

Net income (loss)	42,220	(516,767)	559,886	(514,391)
Less: Net income (loss) attributable to non-controlling interests	16,414	(190,354)	214,534	(163,108)
Less: Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	(6,816)	—	(31,686)

Net income (loss) attributable to Endeavor Group Holdings, Inc.	$25,806	$(319,597)	$345,352	$(319,597)

Earnings (loss) per share of Class A common stock(1):
Basic	$0.09	$(1.24)	$1.27	$(1.24)
Diluted	$0.09	$(1.24)	$1.24	$(1.24)
Weighted average number of shares used in computing earnings (loss) per share:
Basic	281,623,228	258,266,323	275,092,484	258,266,323
Diluted(2)	449,733,965	258,266,323	446,419,024	258,266,323

(1)

Basic and diluted loss per share of Class A common stock presented for 2021 is applicable only for the period from May 1, 2021 through June 30, 2021, which is the period following the initial public offering (“IPO”) and the related Reorganization Transactions

(2)

The diluted weighted average number of shares of 446,419,024 for the six months ended June 30, 2022 includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 166,746,315 shares, an assumed exchange of Endeavor Profits Units into 2,450,488 shares of the Company’s Class A common stock and additional shares from Stock Options, RSUs and Phantom Units, as noted in the table below:

Weighted average Class A Common Shares outstanding - Basic	275,092,484
Additional shares assuming exchange of all Endeavor Profits Units	2,450,488
Additional shares from RSUs, stock options and Phantom Units, as calculated using the treasury stock method	2,129,737
Additional shares assuming exchange of all Endeavor Operating Units and Endeavor Manager Units	166,746,315

Weighted average Class A Common Shares outstanding - Diluted	446,419,024

Segment Results

(Unaudited)

(In thousands)

Revenue and Adjusted EBTIDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Owned Sports Properties	$331,930	$258,865	$628,619	$542,346
Events, Experiences & Rights	627,872	528,672	1,453,685	1,068,282
Representation	357,955	328,232	715,276	577,141
Eliminations	(5,242)	(4,497)	(11,302)	(6,915)

Total Revenue	$1,312,515	$1,111,272	$2,786,278	$2,180,854

Adjusted EBITDA:
Owned Sports Properties	$161,270	$132,267	$310,011	$277,816
Events, Experiences & Rights	108,117	36,800	240,600	75,850
Representation	111,221	61,685	212,926	123,168
Corporate	(74,253)	(62,704)	(142,733)	(109,320)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,824,012	$1,560,995
Restricted cash	324,899	232,041
Accounts receivable (net of allowance for doubtful accounts of $62,631 and $57,102, respectively)	826,715	615,010
Deferred costs	222,067	255,371
Assets held for sale	19,690	885,633
Other current assets	243,646	204,697

Total current assets	3,461,029	3,753,747
Property and equipment, net	630,280	629,807
Operating lease right-of-use assets	357,406	373,652
Intangible assets, net	1,915,898	1,611,684
Goodwill	4,540,660	4,506,554
Investments	483,590	298,212
Other assets	347,755	260,861

Total assets	$11,736,618	$11,434,517

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$600,026	$558,863
Accrued liabilities	490,577	524,061
Current portion of long-term debt	87,113	82,022
Current portion of operating lease liabilities	58,989	59,743
Deferred revenue	564,267	651,760
Deposits received on behalf of clients	312,336	216,632
Liabilities held for sale	4,985	507,303
Other current liabilities	150,417	105,053

Total current liabilities	2,268,710	2,705,437

Long-term debt	5,596,660	5,631,714
Long-term operating lease liabilities	345,762	363,568
Other long-term liabilities	400,137	402,472

Total liabilities	8,611,269	9,103,191

Commitments and contingencies
Redeemable non-controlling interests	48,630	209,863
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 285,731,884 and 265,553,327 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Class X common stock, $0.00001 par value; 4,987,036,068 and 5,000,000,000 shares authorized; 183,897,784 and 186,222,061 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Class Y common stock, $0.00001 par value; 997,261,325 and 1,000,000,000 shares authorized; 235,001,875 and 238,154,296 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	1,962,051	1,624,201
Retained earnings (accumulated deficit)	—	(296,625)
Accumulated other comprehensive loss	(61,265)	(80,535)

Total Endeavor Group Holdings, Inc. shareholders’ equity	1,900,791	1,247,046
Nonredeemable non-controlling interests	1,175,928	874,417

Total shareholders’ equity	3,076,719	2,121,463

Total liabilities, redeemable interests and shareholders’ equity	$11,736,618	$11,434,517

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreements liability adjustment and certain other items, including gains/losses on business divestitures, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes, which may not be comparable with other companies based on our tax structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted Net Income is a non-GAAP financial measure and is defined as net income (loss) attributable to Endeavor Operating Company adjusted to exclude our share (excluding those relating to certain non-controlling interests) of the adjustments used to calculate Adjusted EBITDA, other than income taxes, net interest expense and depreciation, on an after-tax basis, the release of tax valuation allowances and other tax items.

Adjusted Net Income adjusts income or loss attributable to the Company for items that are not considered to be reflective of our operating performance. Management believes that such non-GAAP information is useful to investors and analysts as it provides a better understanding of the performance of our operations for the periods presented and, accordingly, facilitates the development of future projections and earnings growth prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income do not reflect any cash requirement for such replacements or improvements; and they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss), as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.

Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for equity-based compensation expense, restructuring charges, gains, losses and impairments related to acquisitions and divestitures of businesses, non-cash fair value adjustments of embedded foreign currency derivatives, equity method earnings or losses and fair value adjustments for investments, certain tax items and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA and Adjusted Net Income

(Unaudited)

(In thousands)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$42,220	$(516,767)	$559,886	$(514,391)
Provision for (benefit from) income taxes	2,699	60,918	(14,535)	66,003
Interest expense, net	62,505	83,836	121,777	152,187
Depreciation and amortization	65,612	69,161	131,606	136,397
Equity-based compensation expense(1)	60,607	387,017	111,463	403,508
Merger, acquisition and earn-out costs(2)	14,568	14,199	27,362	25,184
Certain legal costs(3)	8,598	574	9,600	4,526
Restructuring, severance and impairment(4)	1,442	4,026	1,960	4,433
Fair value adjustment - equity investments(5)	(11,691)	(5,905)	(13,344)	(13,704)
Equity method losses - Learfield IMG College and Endeavor Content(6)	41,511	42,655	65,915	61,460
Gain on sale of the restricted Endeavor Content business(7)	—	—	(463,641)	—
Tax receivable agreements liability adjustment(8)	(2,405)	—	51,092	—
Other(9)	20,689	28,334	31,663	41,911

Adjusted EBITDA	$306,355	$168,048	$620,804	$367,514

Net income (loss) margin	3.2%	(46.5%)	20.1%	(23.6%)
Adjusted EBITDA margin	23.3%	15.1%	22.3%	16.9%

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$42,220	$(516,767)	$559,886	$(514,391)
Net (income) loss attributable to non-controlling interests	(16,414)	190,354	(214,534)	163,108
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	6,816	—	31,686

Net income (loss) attributable to Endeavor Group Holdings, Inc.	25,806	(319,597)	345,352	(319,597)
Amortization	41,380	46,649	84,296	92,377
Equity-based compensation expense(1)	60,607	387,017	111,463	403,508
Merger, acquisition and earn-out costs(2)	14,568	14,199	27,362	25,184
Certain legal costs(3)	8,598	574	9,600	4,526
Restructuring, severance and impairment(4)	1,442	4,026	1,960	4,433
Fair value adjustment - equity investments(5)	(11,691)	(5,905)	(13,344)	(13,704)
Equity method losses - Learfield IMG College and Endeavor Content(6)	41,511	42,655	65,915	61,460
Gain on sale of the restricted Endeavor Content business(7)	—	—	(463,641)	—
Tax receivable agreements liability adjustment(8)	(2,405)	—	51,092	—
Other(9)	20,689	28,334	31,663	41,911
Tax effects of adjustments(10)	(10,829)	77,550	10,275	71,231
Other tax items(11)	2,830	17,608	(53,683)	17,608
Adjustments allocated to non-controlling interests(12)	(62,036)	(241,635)	51,372	(337,462)

Adjusted Net Income	$130,470	$51,475	$259,682	$51,475

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three and six months ended June 30, 2022 as compared to the three and six months ended June 30, 2021 was primarily due to modification of certain pre-IPO equity-based awards primarily to remove certain forfeiture and discretionary call terms as well as grants under the 2021 Incentive Award Plan that were issued in connection with the IPO. Equity-based compensation was recognized in all segments and Corporate for three and six months ended June 30, 2022 and 2021.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended June 30, 2022 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $8 million, which primarily related to our Representation segment. Professional advisor costs were approximately $7 million and related to all of our segments.

Such costs for the three months ended June 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $13 million, which primarily related to our Events, Experiences & Rights segment. Professional advisor costs were approximately $1 million and primarily related to our Events, Experiences & Rights segment.

Such costs for the six months ended June 30, 2022 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $16 million, which primarily related to our Representation segment. Professional advisor costs were approximately $12 million and related to all of our segments.

Such costs for the six months ended June 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $20 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million and primarily related to our Events, Experiences & Rights segment.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.
(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three and six months ended June 30, 2022 primarily relates to a write off of an asset in Corporate and the restructuring expenses in our Events, Experiences & Rights and Representation segments.

Such costs for the three and six months ended June 30, 2021 primarily relates to the impairment of goodwill in our Representation and Events, Experiences & Rights segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.
(6)

Relates to equity method losses from our investment in Learfield IMG College as well as losses from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transactions costs of $15.0 million.
(8)

Includes the adjustment for the tax receivable agreements liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRAs.

(9)

For the three months ended June 30, 2022, other costs were comprised primarily of losses of approximately $17 million on foreign exchange transactions, which related to all of our segments and Corporate and approximately $2 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment.

For the three months ended June 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related to Corporate, and a gain of approximately $2 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment.

For the six months ended June 30, 2022, other costs were comprised primarily of losses of approximately $22 million on foreign exchange transactions, which related to all of our segments and Corporate, approximately $3 million of transaction bonuses related to the sale of the restricted Endeavor Content business in our Representation segment, approximately $1 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment and an approximately $1 million loss on disposal of an asset related to our Events, Experiences & Rights segment.

For the six months ended June 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related primarily to Corporate, and a loss of approximately $9 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment and approximately $2 million related to transaction costs associated with the repricing of the UFC Credit Facilities in our Owned Sports Properties segment.

(10)	Reflects the tax effect of the adjustments noted above.
(11)

Such items for the three and six months ended June 30, 2022 reflects the adjustment to or release of, respectively, a valuation allowance on deferred tax assets due to the expected realization of certain tax benefits related to the TRA liability. Such items for the three and six months ended June 30, 2021 includes $7.4 million of deferred tax liabilities associated with indefinite lived intangibles recorded as a result of the IPO and tax expense of $10.2 million, related to a change in tax rate in the United Kingdom.

(12)

Prior to the IPO and associated reorganization transactions, reflects the share of adjustments attributable to the non-controlling interests in UFC. Subsequent to the IPO and associated reorganization transactions, reflects the share of adjustments attributable to the non-controlling interests of certain former members of Endeavor Operating Company who retain ownership interests in Endeavor Manager and Endeavor Operating Company.